UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): December 7, 2007

HEMACARE CORPORATION
(Exact name of registrant as specified in its charter)

California	000-15223	95-3280412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15350 Sherman Way, Suite 350, Van Nuys, CA 91406
(Address of principal executive offices) (Zip Code)

(818) 226-1968
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 5, 2007, HemaCare BioScience, Inc. (“HemaBio”), the wholly owned Florida-based research products subsidiary of HemaCare Corporation (the “Company”), ceased operations. See the Company’s Current Report on Form 8-K filed with the SEC on November 7, 2007.

On December 4, 2007, HemaBio executed and delivered an Assignment for Benefit of Creditors, under Florida Statutes Section 727.101 et seq. (“Assignment”), assigning all of its assets to an assignee, who is responsible for taking possession of, protecting, preserving, and liquidating such assets and ultimately distributing the proceeds to creditors of HemaBio according to their priorities as established by Florida law.

The Assignment is a legally prescribed business liquidation mechanism under the Florida State law that is an alternative to a formal bankruptcy proceeding. A designated assignee will serve in a fiduciary capacity in connection with the foregoing Assignment and will assume his duties effective immediately.

The designated Assignee in this matter is:

Phil Von Kahle
Michael Moecker & Associates
6861 SW 196th Avenue
Building 201
Fort Lauderdale, FL 33332
Phone: (954) 252-1560
Fax: (954) 252-2791

The Assignee filed a petition commencing the assignment proceedings in the Circuit Court of Broward County, Florida on December 7, 2007 as Case Number CACE0734166.

Under the terms of the Assignment, HemaBio transferred to the Assignee, in trust for the benefit of each of HemaBio’s creditors, all property, including (but not limited to) the assets, accounts receivable, inventory, lists of creditors, books and records, etc. Under Florida State law, the Assignee has the full power and authority to dispose of the property, sue for and recover in his own name everything belonging to HemaBio, compromise and settle all claims, disputes and litigations of, and review any transfers of HemaBio’s property.

Item 9.	Exhibits

	Exhibit No.	Description

	99.1	Assignment for the Benefit of Creditors

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 14, 2007	HEMACARE CORPORATION

	By	/s/ Robert S. Chilton
Robert S. Chilton,
Executive Vice President and Chief Financial Officer

3